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Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

        We consent to use in this Pre-Effective Amendment No. 1 to the Registration Statement (No. 333-199777) on Form N-2 of FS Energy and Power Fund of our reports dated March 18, 2014, relating to our audits of the consolidated financial statements and internal control over financial reporting, appearing in the Prospectus, which is a part of this Pre-Effective Amendment No. 1 to the Registration Statement, and of our report dated March 20, 2014, relating to the senior securities table appearing elsewhere in this Pre-Effective Amendment No. 1 to the Registration Statement.

        We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey LLP
Blue Bell, Pennsylvania
December 10, 2014

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  Exhibit (n)(2)
Consent of Independent Registered Public Accounting Firm